Exhibit 99.3

JAMES CONSTRUCTION GROUP, L.L.C.

DECEMBER 31, 2007

FINANCIAL STATEMENTS

CONTENTS

Page

Audited Financial Statements:

Independent Auditor’s Report	1

Balance Sheet	2-3

Statement of Income	4

Statement of Changes in Members’ Equity	5

Statement of Cash Flows	6

Notes to Financial Statements	7-14

Hannis T. Bourgeois, LLP

Certified Public Accountants

Baton Rouge, Louisiana

March 11, 2008

Independent Auditor’s Report

To the Members

James Construction Group, L.L.C.

We have audited the accompanying Balance Sheet of James Construction Group, L.L.C. as of December 31, 2007, and the related Statements of Income, Changes in Members’ Equity, and Cash Flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of James Construction Group, L.L.C. as of December 31, 2007, and the results of its operations, changes in members’ equity, and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Respectfully submitted,

/s/ Hannis T. Bourgeois, LLP

JAMES CONSTRUCTION GROUP, L.L.C.

BALANCE SHEET

AS OF DECEMBER 31, 2007

ASSETS

Current Assets:
Cash		$20,190,713

Accounts Receivable:
Progress Billings	$55,461,857
Retainages	3,881,515
Unbilled Revenue on Completed Contracts	2,856,095
Other	439,282
		62,638,749
Costs and Estimated Earnings in Excess of Billings on Incomplete Contracts		2,225,090
Uninstalled Contract Materials		6,260,709
Prepaid Expenses		27,110
Total Current Assets		91,342,371

Property and Equipment:
Buildings and Land Improvements	$2,062,382
Machinery and Equipment	47,696,705
Office Furniture and Equipment	704,485
	50,463,572
Less: Accumulated Depreciation	(18,503,425)
	31,960,147
Construction in Progress	30,346
Land	1,723,878
		33,714,371

Other Assets Principally Goodwill		1,940,197
		$126,996,939

The accompanying notes are an integral part of this statement.

JAMES CONSTRUCTION GROUP, L.L.C.

BALANCE SHEET

AS OF DECEMBER 31, 2007

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities:
Current Maturities of Long-Term Debt		$2,389,532

Accounts Payable:
Trade	$30,214,550
Retainages	4,073,270
		34,287,820

Billings in Excess of Costs and Estimated Earnings on Incomplete Contracts		24,441,112

Accrued Liabilities:
Insurance	$6,012,577
Compensation, Taxes and Benefits	4,200,557
Other	1,738,725
		11,951,859
Total Current Liabilities		73,070,323

Long-Term Debt		15,438,489

Deferred Compensation Payable		2,388,851

Members’ Equity:
Members’ Equity	$39,417,723
Members’ Receivables	(3,318,447)
		36,099,276
		$126,996,939

The accompanying notes are an integral part of this statement

JAMES CONSTRUCTION GROUP, L.L.C.

STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2007

Contract Revenues Earned	$304,561,418

Cost of Revenues Earned	274,195,146

Gross Profit	30,366,272

General and Administrative Expenses	13,346,220

Operating Profit	17,020,052

Other Income (Expense):
Interest Expense	(592,284)
Other Income	68,592
Interest Income	1,114,973
Gain on Disposals of Property and Equipment	1,145,950
1,737,231
Net Income	$18,757,283

The accompanying notes are an integral part of this statement.

JAMES CONSTRUCTION GROUP, L.L.C.

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2007

	Members’	Members’
	Equity	Receivables	Total

Balance at January 1, 2007	$28,859,614	$(1,585,883)	$27,273,731
Net Income	18,757,283	—	18,757,283
Cash Receipts (Disbursements) - Members		(1,732,564)	(1,732,564)
Distributions to Members	(8,199,174)	—	(8,199,174)
Balance at December 31, 2007	$39,417,723	$(3,318,447)	$36,099,276

The accompanying notes are an integral part of this statement.

JAMES CONSTRUCTION GROUP, L.L.C.

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2007

Cash Flows From Operating Activities:
Net Income	$18,757,283
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation	4,669,003
Gain on Disposals of Property and Equipment	(1,145,950)
Changes in Assets and Liabilities:
Increase in Accounts Receivable	(9,898,944)
Decrease in Uninstalled Contract Materials	2,782,710
Decrease in Costs and Estimated Earnings in Excess of Billings on Incomplete Contracts	1,230,129
Decrease in Other Assets	1,668
Increase in Accounts Payable	8,759,463
Decrease in Billings in Excess of Costs and Estimated Earnings on Incomplete Contracts	(2,102,785)
Increase in Accrued Liabilities	528,028
Increase in Deferred Compensation Payable	480,851
Net Cash Provided by Operating Activities	24,061,456

Cash Flows From Investing Activities:
Purchases of Property and Equipment	(15,659,534)
Proceeds from Sales of Property and Equipment	2,182,810
Net Cash Used in Investing Activities	(13,476,724)

Cash Flows From Financing Activities:
Payments on Long-Term Debt	(2,376,783)
Cash Receipts (Disbursements) - Members	(1,732,564)
Payment of Related Party Payable	(375,000)
Distributions to Members	(8,199,174)
Net Cash Used in Financing Activities	(12,683,521)
Net Decrease in Cash	(2,098,789)

Cash - Beginning of Year	22,289,502
Cash - End of Year	$20,190,713

Non - Cash Transactions:
Equipment Acquired through the Issuance of Debt	$2,962,302

Supplemental Cash Flow Information:
Cash Paid for Interest	$602,284

The accompanying notes are an integral part of this statement.

JAMES CONSTRUCTION GROUP, L.L.C.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

Note 1 - Organization and Summary of Accounting Policies -

Nature of Operations

James Construction Group, L.L.C. (the Company), engages in highway, industrial and environmental construction, primarily in Louisiana, Texas and Florida. A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments, with maturities less than three months, as cash equivalents.

Recognition of Income on Construction Contracts

The Company uses the percentage of completion method for recognizing profits on incomplete contracts.  Estimates of percentage of completion are based on costs incurred to date as a percentage of the latest estimate of total costs anticipated.  This method is used because management considers costs incurred to be the best available measure of progress on these contracts. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the Company’s estimates of costs and revenues will change in the near future. No profit is recognized on contracts before the percentage of completion exceeds 10%. Provisions for anticipated losses on contracts are made when such losses become apparent.

Operating Cycle and Types of Contracts

The Company performs under fixed-price contracts, cost reimbursable contracts, unit-price, and fixed-price and cost reimbursable contracts modified by incentive and penalty provisions.  Each of the contracts may contain components of more than one of the above contract types.  The duration of the significant contracts entered into by the Company varies but generally ranges from one to three years.  The Company, under the operating cycle concept, includes in current assets and liabilities all contract related items regardless of whether cash will be received or paid within a twelve month period.

Accounts Receivable

Management considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If accounts become uncollectible, they are charged directly against earnings when they are determined to be uncollectible.  Use of this method does not result in a material difference from the valuation method required by generally accepted accounting principles.

JAMES CONSTRUCTION GROUP, L.L.C.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2007

Property and Equipment

Property and equipment are recorded in the accounts of the Company at cost.  Additions and improvements are capitalized.  Ordinary maintenance and repair expenses are charged to income as incurred.  The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any gain or loss is credited or charged to income. Depreciation is provided at rates based upon estimated useful service lives using the straight-line method for financial reporting purposes.

Goodwill

In accordance with FAS No. 142, Goodwill and Other Intangible Assets, goodwill cannot be amortized; however, it must be tested annually for impairment. This impairment test is calculated at the reporting unit level. The goodwill impairment test has two steps. The first, identifies potential impairments by comparing the fair value of a reporting unit with its book value, including goodwill. If the fair value of the reporting unit exceeds the carrying amount, goodwill is not impaired and the second step is not necessary. If the carrying value exceeds the fair value, the second step calculates the possible impairment loss by comparing the implied fair value of goodwill with the carrying amount. If the implied goodwill is less than the carrying amount, an impairment loss is recorded. There was no impairment of goodwill for the year ended December 31, 2007.

Included in other assets is $1,913,323 of goodwill, net of $275,344 amortized in prior years.

Uninstalled Contract Materials

Uninstalled contract materials consist of various contract material cost incurred on uncompleted construction projects that have not been installed as of the balance sheet date.  Uninstalled contract materials are carried at the lower of cost or market using the first-in, first-out method.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

JAMES CONSTRUCTION GROUP, L.L.C.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2007

Income Taxes

Effective January 1, 2006, the Company has elected, by consent of its members, to be taxed under the provisions of Subchapter S of the Internal Revenue Code.

As a limited liability company, taxed as an S Corporation, the income or loss of the Company is passed through to its members and taxed at their individual rates for income tax purposes.

Distributions

The Company’s operating agreement has specific provisions related to its distributions. Distributions to its members shall first constitute a “mandatory tax distribution” in an amount equal to its members’ estimated tax liability attributable to the taxable income of the Company, and then constitute “mandatory debt distributions”, as defined in the operating agreement, subject to approval by the Company’s lenders, up to $2,500,000 per year. Additional non-mandatory distributions may be made at the discretion of the Board of Managers, subject to approval by the Company’s lenders. In 2007, the “mandatory tax distributions” and “mandatory debt distributions” totaled $5,799,174 and $2,400,000, respectively. As a result of the Company being taxed as an S Corporation and due to specified provisions in its operating agreement, the Company expects to continue to make distributions in the future for member income taxes and other purposes. Although amounts have not been determined, future distributions could be material to the financial statements.

Note 2 - Construction Contracts in Progress -

Information with respect to lump-sum construction contracts in progress as of December 31, 2007, is as follows:

Costs on Contracts in Progress	$328,804,398
Earnings to Date on Contracts in Progress	12,106,199
340,910,597
Less: Related Billings	(363,126,619)
$(22,216,022)

The following amounts are included in the accompanying Balance Sheet under the captions:

Costs and Estimated Earnings in Excess of Billings on Incomplete Contracts	$2,225,090

Billings in Excess of Costs and Estimated Earnings on Incomplete Contracts	(24,441,112)
$(22,216,022)

JAMES CONSTRUCTION GROUP, L.L.C.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2007

Note 3 - Backlog -

The following schedule summarizes changes in backlog during the year ended December 31, 2007.  Backlog represents the amount of revenue the Company expects to realize from work to be performed on incomplete contracts in progress at year end and from contractual agreements on which work has not yet begun.

Backlog at Beginning of Year	$255,499,488
New Contracts During the Year	444,527,275
700,026,763

Less: Contract Revenue Earned During the Year	(304,561,418)
Backlog at End of Year	$395,465,345

Note 4 - Revolving Credit Agreement -

The Company and Angelo Iafrate Construction Company (AICC), a related party, have a revolving credit agreement with a bank that allows for borrowings as follows:

Revolving credit advances	$31,000,000
Swingline loans	$3,000,000
Letters of credit	$15,000,000
Aggregate limit on above	$31,000,000

The credit agreement is collateralized by substantially all of the assets of the Company and AICC, guaranteed by certain companies related through common ownership, and provides for restrictions on dividends and distributions and the maintenance of certain financial ratios. Letters of credit issued and outstanding at December 31, 2007 totaled $8,382,026. As of December 31, 2007, the outstanding balance under the revolving credit agreement for the Company and AICC totaled $10,000,000 and $-0-, respectively.

Note 5 - Long-Term Debt -

Long-term debt at December 31, 2007 consists of the following:

Revolving credit agreement advances bearing interest at a variable rate equal to LIBOR plus 1.35% (6.37% at December 31, 2007). No stipulated principal payments are required and the agreement expires March 2009.	$10,000,000

(CONTINUED)

JAMES CONSTRUCTION GROUP, L.L.C.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2007

Equipment financing arrangements with monthly installments ranging from $2,092 to $64,819 including interest at rates between 0% and 7.29%, due from January 2008 through May 2013. Each agreement is collateralized by equipment with a cost of approximately $11,207,000.	7,828,021
$17,828,021
Less Current Portion	2,389,532
Long-Term Portion	$15,438,489

The aggregate maturities of principal payments on the long-term portion of debt are as follows for the years ending December 31:

2009	$12,481,992
2010	2,072,769
2011	648,481
2012	172,294
2013	62,953
$15,438,489

Note 6 - Members’ Equity -

The Company’s operating agreement authorizes 100 units of membership interest designated into two classes.  The number and class of member units outstanding as of December 31, 2007 are as follows:

Class A	65
Class B	35
Total	100

Each member holding a class of units has such rights, preferences, privileges and obligations of a member as specified in the operating agreement for such class.

In connection with the two classes of membership units, the Company has defined certain restrictions and mandatory requirements related to its distribution of earnings.  See Note 1 - Distributions, for a further discussion of these provisions.

The operating agreement also identifies certain triggering events which can create an obligation for the Company to purchase member units.  See Note 10 - Membership Repurchase Requirement, for a further discussion of these provisions.

JAMES CONSTRUCTION GROUP, L.L.C.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2007

Note 7 - Employee Benefit Plan -

The Company has a profit-sharing plan with a 401(k) provision for eligible employees. The Company, at its discretion, may match a portion of employee contributions. The plan also has a profit sharing provision for additional contributions allowed to be made by the Company at its discretion. Profit sharing and 401(k) expense for the year was approximately $796,000.

Note 8 - Deferred Compensation Payable -

The Company has a deferred compensation plan in place as of December 31, 2007. The current and long-term deferred compensation payable as of December 31, 2007 totaled $163,694 and $2,388,851, respectively.

Note 9 - Related Party Transactions -

During 2007, the Company paid AICC $375,000 for advances it had received in previous periods and approximately $82,000 for the rental of construction equipment.  During 2007, the Company received payments of approximately $160,000 for administrative services provided by the Company to AICC.

Note 10 - Commitments and Contingencies -

Membership Repurchase Requirement

In connection with the amendment of its operating agreement during 2005, the members of the Company have entered into an agreement that, among other things, defines certain triggering events which can create an obligation for the Company to purchase member units at fair market value as defined in the operating agreement.  A summation of such triggering events is as follows:

Class A members upon desire to sell their membership units, must first offer such units for sale to Class B members then to potential third party buyers.  In the event that Class A units are not sold to Class B members or to third party buyers within a specified period of time, the Class A member can require the Company to purchase the Class A units at fair market value as defined in the operating agreement.

Class B members, upon death or retirement must first offer Class B units to other Class B members.  In the event the other Class B members elect not to purchase such units, the Class B member can require the Company to purchase the Class B shares at fair value as defined in the operating agreement.

JAMES CONSTRUCTION GROUP, L.L.C.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2007

Self-Insurance

The Company is self-insured for general liability and has large deductible plans for workers’ compensation and automobile liability claims. The Company accrued the estimated liability for claims through December 31, 2007, including provisions for claims incurred but not reported.

The Company, and other companies related through common ownership, have obtained automobile liability, general liability and workers’ compensation insurance for the policy year April 1, 2007 through March 31, 2008 as follows:

•                  The large deductible program insures the Company, and related companies, for losses exceeding $500,000 for workers’ compensation and losses exceeding $250,000 for general liability and automobile liability.

•                  Umbrella insurance for all three lines to a limit of $20,000,000 over primary.

Maximum aggregate exposure for the Company’s losses, as well as the related companies, for workers’ compensation, general liability and automobile liability is approximately $8,700,000 per contract arrangement with the insurance company for the policy year.

Letters of credit totaling $7,752,026 have been provided in connection with the self-insurance program.

Operating Leases and Rent Expense

The Company leases office facilities and equipment under operating leases which expire at various dates through 2012.  The long-term lease commitments are as follows:

2008	$3,374,561
2009	2,822,378
2010	2,378,370
2011	1,617,071
2012	1,087,482
Total	$11,279,862

The total rent expense for the year ended December 31, 2007, including the above leases, totaled approximately $9,526,000.

JAMES CONSTRUCTION GROUP, L.L.C.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2007

Litigation

The Company is a party to various negotiations and legal proceedings arising in the normal course of its business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

Note 11 - Contract Guarantees -

The Company is generally required to furnish performance and payment surety bonds to contract owners.  The bonds are secured by receivables from bonded contracts.

In the normal course of its business, the Company has also subcontracted to various specialty contractors who may or may not have obtained surety bonds.  Management has adequate controls in place to monitor the pre-qualifications and performance of the subcontractors.  Therefore, no accruals have been considered necessary by management for financial guarantees related to the non-bonded subcontractors.

Note 12 - Concentration of Credit Risk -

Approximately 48% of revenue earned during the year ended December 31, 2007 was derived from two customers. Accounts receivable related to these customers approximated $14,609,000 at December 31, 2007.

The Company maintains cash accounts with commercial banks, the balances of which may periodically exceed the federally insured amount of $100,000.